Exhibit (a-2)

                                  SPECTRA FUND

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                              DECLARATION OF TRUST
                                       AND
                           CERTIFICATE OF DESIGNATION
                                       FOR
                               SPECTRA GREEN FUND
                              SPECTRA ALCHEMY FUND
                    SPECTRA INTERNATIONAL OPPORTUNITIES FUND

         The undersigned, being the duly elected and acting Secretary of Spectra Fund, a trust with transferable shares established under Massachusetts law of the type commonly called a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that:

(a)      pursuant to the authority conferred upon the Trustees of the Trust by
         Section 9.3 of the Amended and Restated Declaration of Trust dated February 18, 1997 of the Trust (the "Declaration of Trust"), and pursuant to the affirmative vote of a Majority of the Trustees at a meeting duly called and held on December 12, 2006, Section 1.1 of the Declaration of Trust, is hereby amended by this Certificate of Amendment to read in its entirety as follows:

                  "SECTION 1.1. NAME. The name of the Trust shall be The Spectra Funds."

(b)      pursuant to the authority conferred upon the Trustees of the Trust by
         Section 6.1(b) and Section 9.3 of the Declaration of Trust, and pursuant to the affirmative vote of a Majority of the Trustees at a meeting duly called and held on December 12, 2006, the Declaration of Trust is hereby amended by this Certificate of Designation as follows:

                  (1) ADDITIONAL PORTFOLIOS. There is hereby established and designated the Spectra Green Fund, Spectra Alchemy Fund and Spectra International Opportunities Fund (hereinafter referred to singly as a "Portfolio"). The beneficial interest in each Portfolio shall be divided into Shares having a nominal or par value of one mill ($.001) per Share, of which an unlimited number may be issued, which Shares shall represent interests only in the particular Portfolio. The Trustees shall have authority from time to time to authorize Classes of Shares for each Portfolio (each of which Classes shall represent interests only in its particular Portfolio), as they deem necessary and desirable. The Shares of each Portfolio, and the Classes thereof, shall have the additional relative rights and preferences, shall be subject to the liabilities, shall have the other characteristics, and shall be subject to the powers of the Trustees, all as set forth in ARTICLE 6 of the Declaration of Trust, as from time to time in effect. Without limitation of the foregoing sentence, each Share of such Series representing the beneficial interest of each Portfolio shall be redeemable, shall be entitled to one vote, or a ratable fraction of one vote in respect of a fractional Share, as to matters on which Shares of such Series


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         shall be entitled to vote, and shall represent a share of the beneficial interest of its particular Portfolio, all as provided in the Declaration of Trust.

                  (2) AMENDMENT, ETC. Subject to the provisions and limitations of Section 9.3 of the Declaration of Trust and applicable law, this Certificate of Designation may be amended by an instrument signed in writing by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees), PROVIDED THAT, if any amendment adversely affects the rights of the Shareholders of a Portfolio, such amendment shall be adopted by an instrument signed in writing by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with Section 7.1 of the Declaration of Trust of the holders of a majority of all the Shares of the Portfolio outstanding and entitled to vote.

                  (3) INCORPORATION OF DEFINED TERMS. All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration of Trust.

         The Trustees further direct that, upon the execution of this Certificate of Amendment and Certificate of Designation, the Trust take all necessary action to file a copy of this Certificate of Amendment and Certificate of Designation with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned has set his hand and seal this 4th day of January, 2007.

                                   /s/ Hal Liebes
                                   ---------------------------
                                   Hal Liebes
                                   Secretary


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